                                                                   EXHIBIT 10.40










                               AGREEMENT OF LEASE

                                     between

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                                  ("LANDLORD")

                                       and

                            NEOSE TECHNOLOGIES, INC.
                                   ("TENANT")
                                       for

                                  102 Rock Road
                          Pennsylvania Business Campus
                           Horsham, Pennsylvania 19044

                                 Lease Agreement
                            (Multi-Tenant Industrial)

INDEX
-----
ss.                                  SECTION                                PAGE
---                                  -------                                ----
1.  Summary of Terms and Certain Definitions .................................1
2.  Premises .................................................................2
3.  Acceptance of Premises ...................................................2
4.  Use; Compliance ..........................................................2
5.  Term .....................................................................2
6.  Minimum Annual Rent ......................................................3
7.  Operation of Property; Payment of Expenses ...............................3
8.  Signs ....................................................................4
9.  Alterations and Fixtures..................................................5
10. Mechanics' Liens  ........................................................5
11. Landlord's Right of Entry.................................................5
12. Damage by Fire or Other Casualty..........................................5
13. Condemnation..............................................................6
14. Non-Abatement of Rent.....................................................6
15. Indemnification of Landlord...............................................6
16. Waiver of Claims..........................................................6
17. Quiet Enjoyment ..........................................................6
18. Assignment and Subletting ................................................6
19. Subordination; Mortgagee's Rights ........................................7
20. Recording; Tenant's Certificate ..........................................7
21. Surrender; Abandoned Property ............................................8
22. Curing Tenant's Defaults..................................................8
23. Defaults - Remedies ......................................................8
24. Representations of Tenant ................................................9
25. Liability of Landlord ....................................................9
26. Interpretation; Definitions...............................................10
27. Notices ..................................................................10
28. Security Deposit..........................................................11

RIDER
-----
ss.                                  SECTION                                PAGE
---                                  -------                                ----
29. Pa Additional Remedies ....................................................1
30. Completion by Tenant ......................................................1
31. Options to Extend Term ....................................................3
32. Right of First Refusal ....................................................4
33. Generator .................................................................6
34. Option to Purchase ........................................................7
35. Brokers ...................................................................8
36. Additional Provisions Relating to Premises ................................9
37. Additional Provisions Relating to Acceptance of Premises ..................9
38. Additional Provisions Relating to Use; Compliance . .......................9
39. Additional Provisions Relating to Term ...................................10
40. Additional Provisions Relating to Minimum Annual Rent ....................10
41. Additional Provisions Relating to Operation of Property;
     Payment of Expenses .....................................................10
42. Additional Provisions Relating to Signs ..................................14
43. Additional Provisions Relating to Alterations and Fixtures . .............15
44. Additional Provisions Relating to Mechanics' Liens .......................15
45. Additional Provisions Relating to Landlord's Right of Entry ..............15
46. Additional Provisions Relating to Damage by Fire or Other Casualty .......16
47. Additional Provisions Relating to Condemnation . .........................16
48. Additional Provisions Relating to Non-Abatement of Rent ..................17
49. Additional Provisions Relating to Indemnification ........................17
50. Additional Provisions Relating to Waiver of Claims .......................17
51. Additional Provisions Relating to Assignment and Subletting ..............17
52. Additional Provisions Relating to Subordination; Mortgagee's Rights . ....18
53. Additional Provisions Relating to Recording; Tenant's Certificate . ......19
54. Additional Provisions Relating to Surrender; Abandoned Property ..........19
55. Additional Provisions Relating to Curing Tenant's Defaults ...............19
56. Additional Provisions Relating to Defaults - Remedies . ..................20
57. Additional Provisions Relating to Representations of Landlord ............22
58. Additional Provisions Relating to Liability of Landlord . ................22
59. Additional Provisions Relating to Interpretation; Definitions . ..........22
60. Additional Provisions Relating to Notices ................................22
61. Additional Provisions Relating to Security Deposit . .....................23
62. Additional Provisions Relating to Building Rules (Exhibit "C") . .........23
63. Subordination of Landlord's Lien .........................................24
64. Force Majeure ............................................................24
65. Parking ..................................................................24
66. Tenant's Rights to Terminate Lease .......................................25

THIS LEASE AGREEMENT is made by and between Liberty Property Limited Partnership, a Pennsylvania limited partnership ("LANDLORD") with its address at 125 Witmer Road, Horsham, Pennsylvania 19044 and Neose Technologies, Inc. a corporation organized under the laws of Pennsylvania ("TENANT") with its address at 102 Witmer Road, Horsham, Pennsylvania 19044 is dated as of the date on which this lease has been fully executed by Landlord and Tenant.

1. Summary of Terms and Certain Definitions.

   (a) "PREMISES":        Approximate rentable square feet:    40,472
       (Section 2)

   (b) "BUILDING":        Approximate rentable square feet:    40,472
       (ss.2)             Address:    102 Rock Road
                                      Pennsylvania Business Campus
                                      Horsham, Pennsylvania 19044
                                      (Horsham Township, Montgomery County)

   (c) "TERM" (ss.5):     Twenty (20) Years

       (i)   "COMMENCEMENT DATE":     July 22, 2002

       (ii)  "EXPIRATION DATE":       See Section 5

   (d) Minimum Rent (ss.6) & Operating Expenses (ss.7)

       (i)   "MINIMUM ANNUAL RENT":

         Lease Year     Annual       Monthly   Lease Year     Annual        Monthly
         ----------     ------       -------   ----------     ------        -------
             1       $407,957.76   $33,996.48      11       $497,298.23    $41,441.52
             2       $416,116.92   $34,676.41      12       $507,244.20    $42,270.35
             3       $424,439.25   $35,369.94      13       $517,389.08    $43,115.76
             4       $432,928.04   $36,077.34      14       $527,736.86    $43,978.07
             5       $441,586.60   $36,798.88      15       $538,291.60    $44,857.63
             6       $450,418.33   $37,534.86      16       $549,057.43    $45,754.79
             7       $459,426.70   $38,285.56      17       $560,038.58    $46,669.88
             8       $468,615.23   $39,051.27      18       $571,239.35    $47,603.28
             9       $477,987.54   $39,832.29      19       $582,664.14    $48,555.34
             10      $487,547.29   $40,628.94      20       $594,317.42    $49,526.45

       (ii) Estimated "ANNUAL OPERATING EXPENSES": $183,742.88 (One Hundred Eighty-Three Thousand Seven Hundred Forty-Two and 88/100 Dollars), payable in monthly installments of $15,311.91 (Fifteen Thousand Three Hundred Eleven and 91/100 Dollars), subject to adjustment (ss.7(a))

   (e) "PROPORTIONATE SHARE"  100% (Ratio of approximate rentable square feet in
       (ss.7(a)):             the Premises to approximate rentable square feet
                              in  the Building)

   (f) "USE" (ss.4):  Business office, storage, warehousing and distribution, research, development, light manufacturing and related uses.

   (g) "SECURITY DEPOSIT" (ss.28):   $55,000.00 (Five-Five Thousand and
                                     00/100 Dollars)

   (h) CONTENTS:      This lease consists of the Index, pages 1 through 11
                      containing Sections 1 through 28 and the following, all of which are attached hereto and made a part of this lease:
                      Rider with Sections 29 through 66

Exhibits:     "A"-Plan showing Premises
              "B"-Commencement Certificate Form
              "C"-Building Rules
              "D"-Estoppel Certificate
              "E"-Plans
              "F"-Specifications
              "G"-Permitted Exceptions
              "H"-Cleaning Schedule
              "I"-Tenant's Signage
              "J-1" - Proposed Parking Plan
              "J-2" - Alternate Parking Plan
              "K" Preferential Leasing Rights - ROFR Space

2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on attached Exhibit "A" within the Building (the Building and the lot on which it is located, the "PROPERTY"), together with the nonexclusive right with Landlord and other occupants of the Building to use all areas and facilities provided by Landlord for the use of all tenants in the Property including any driveways, sidewalks and parking, loading and landscaped areas (the "COMMON AREAS").

3. Acceptance of Premises. Tenant has examined and knows the condition of the Property, the zoning, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord. Tenant and its agents shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment; provided that the Premises are vacant and Tenant obtains Landlord's prior written consent.

4.     Use; Compliance.

   (a) Permitted Use. Tenant shall occupy and use the Premises for and only for the Use specified in Section l(f) above and in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with any other tenant's normal operations or the management of the Building. Without limiting the foregoing, such Use shall exclude any use that would cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act (the "ADA") as further described in the Building Rules (defined below). All Common Areas shall be subject to Landlord's exclusive control and management at all times. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Premises nor for any use that would interfere with any other person's use of any portion of the Property outside of the Premises.

   (b) Compliance. Landlord represents that, as of the date of this lease, there is no action required with respect to the Premises or Common Areas under any laws (including Title III of the ADA), ordinances, notices, orders, rules, regulations and requirements applicable to the Premises or to the Common Areas. From and after the Commencement Date, Tenant shall comply promptly, at its sole expense, (including making any alterations or improvements) with all laws (including the ADA), ordinances, notices, orders, rules, regulations and requirements regulating the Property during the Term which impose any duty upon Landlord or Tenant with respect to Tenant's use, occupancy or alteration of, or Tenant's installations in or upon, the Property including the Premises, (as the same may be amended, the "LAWS AND REQUIREMENTS") and the building rules attached as Exhibit "C", as amended by Landlord from time to time (the "BUILDING RULES"). Provided, however, that Tenant shall not be required to comply with the Laws and Requirements with respect to the footings, foundations, structural steel columns and girders forming a part of the Property unless the need for such compliance arises out of Tenant's use, occupancy or alteration of the Property, or by any act or omission of Tenant or any employees, agents, contractors, licensees or invitees ("AGENTS") of Tenant. With respect to Tenant's obligations as to the Property, other than the Premises, at Landlord's option and at Tenant's expense, Landlord may comply with any repair, replacement or other construction requirements of the Laws and Requirements and Tenant shall pay to Landlord all costs thereof as additional rent.

   (c) Environmental. Tenant shall comply, at its sole expense, with all Laws and Requirements as set forth above, all manufacturers' instructions and all requirements of insurers relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous mixtures, chemicals, pollutants, petroleum products, toxic or radioactive matter (the "RESTRICTED ACTIVITIES"). Tenant shall deliver to Landlord copies of all Material Safety Data Sheets or other written information prepared by manufacturers, importers or suppliers of any chemical and all notices, filings, permits and any other written communications from or to Tenant and any entity regulating any Restricted Activities.

   (d) Notice. If at any time during or after the Term, Tenant becomes aware of any inquiry, investigation or proceeding regarding the Restricted Activities or becomes aware of any claims, actions or investigations regarding the ADA, Tenant shall give Landlord written notice, within 5 days after first learning thereof, providing all available information and copies of any notices.

5. Term. The Term of this lease shall commence on the Commencement Date and shall end at 11:59 p.m. on the last day of the Term (the "EXPIRATION DATE"), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof. At Landlords request, Tenant shall confirm the Commencement Date and Expiration Date by executing a lease commencement certificate in the form attached as Exhibit "B".

6. Minimum Annual Rent. Tenant agrees to pay to Landlord the Minimum Annual Rent in equal monthly installments in the amount set forth in Section 1(d) (as increased at the beginning of each lease year as set forth in Section 1(d)), in advance, on the first day of each calendar month during the Term, without notice, demand or setoff, at Landlord's address designated at the beginning of this lease unless Landlord designates otherwise; provided that rent for the first full month shall be paid at the signing of this lease. If the Commencement Date falls on a day other than the first day of a calendar month, the rent shall be apportioned pro rata on a per diem basis for the period from the Commencement Date until the first day of the following calendar month and shall be paid on or before the Commencement Date. As used in this lease, the term "lease year" means the period from the Commencement Date through the succeeding 12 full calendar months (including for the first lease year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive 12 month period thereafter during the Term.

7. Operation of Property; Payment of Expenses.

   (a) Payment of Operating Expenses. Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in
Section 1(d) (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff, provided that the monthly installment for the first full month shall be paid at the signing of this lease. Landlord shall apply such payments to the operating expenses owed to Landlord by Tenant pursuant to the following Sections 7(b)-(f). The amount of the Annual Operating Expenses set forth in Section 1(d) represents Tenant's Proportionate Share of the estimated operating expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating expenses increase. By April 30th of each year (and as soon as practical after the expiration or termination of this lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such expenses for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Section 7 shall survive the expiration or termination of this lease.

   (b) Taxes and Other Impositions. Tenant shall pay prior to delinquency all levies, taxes (including sales taxes and gross receipt taxes), assessments, liens, license and permit fees, which are applicable to the Term, and which are imposed by any authority or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements, and the reasonable cost of contesting any of the foregoing (the "IMPOSITIONS") upon or with respect to the Premises, or any improvements thereto, or directly upon this lease or the Rent (defined in Section 7(f)) or amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord's estate or interest herein. Additionally, Tenant shall pay as aforesaid its Proportionate Share of any Imposition which is not imposed upon the Premises as a separate entity but which is imposed upon all or part of the Property or upon the leases or rents relating to the Property.

       (i) Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or an increase in any Imposition.

       (ii) If it shall not be lawful for Tenant to reimburse Landlord for any of the Impositions, the Minimum Annual Rent shall be increased by the amount of the portion of such Imposition allocable to Tenant, unless prohibited by law.

   (c) Insurance.

       (i) Property. Landlord shall keep in effect, and Tenant shall pay to Landlord its Proportionate Share of the cost of, insurance against loss or damage to the Building or the Property by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant's personal property in, and any alterations by Tenant to, the Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee.

       (ii) Liability. Tenant, at its own expense, shall keep in effect comprehensive general public liability insurance with respect to the Premises and the Property, including contractual liability insurance, with such limits of liability for bodily injury (including death) and property damage as reasonably may be required by Landlord from time-to-time, but not less than a combined single limit of $1,000,000 per occurrence and a general aggregate limit of not less than $3,000,000 (which aggregate limit shall apply separately to each of Tenant's locations if more than the Premises); however, such limits shall not limit the liability of Tenant hereunder. The policy of comprehensive general public liability insurance also shall name Landlord and Landlord's agent as insured parties with respect to the Premises, shall be written on an "occurrence" basis and not on a "claims made" basis, shall provide that it is primary with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, shall provide that it shall not be cancelable or reduced without at least 30 days prior written notice to Landlord and shall be issued in form satisfactory to Landlord. The insurer shall be a responsible insurance carrier which is authorized to issue such insurance and licensed to do business in the state in which the Property is located and which has at all times during the Term a rating of no less than A VII in the most current edition of Best's Insurance Reports. Tenant shall deliver to Landlord on or before the Commencement Date, and subsequently renewals of, a certificate of insurance evidencing such coverage and the waiver of subrogation described below.

       (iii) Waiver of Subrogation. Landlord and Tenant shall have included in their respective property insurance policies waivers of their respective insurers' right of subrogation against the other party. If such a waiver should be unobtainable or unenforceable, then such policies of insurance shall state expressly that such policies shall not be invalidated if, before a casualty, the insured waives the right of recovery against any party responsible for a casualty covered by the policy.

       (iv) Increase of Premiums. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord's insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional rent promptly upon being billed.

   (d) Repairs and Maintenance; Common Areas; Building Management. Except as specifically otherwise provided in this Section (d), Tenant at its sole expense shall maintain the Premises in good order and condition, promptly make all repairs necessary to maintain such condition, and repair any damage to the Premises caused by Tenant or its Agents. All repairs made by Tenant shall utilize materials and equipment which are comparable to those originally used in constructing the Building and Premises. When used in this Section (d), the term "repairs" shall include replacements and renewals when necessary.

       (i) Landlord, at its sole expense, shall make all necessary repairs to the footings, foundations, structural steel columns and girders forming a part of the Premises, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair.

       (ii) Landlord, at Tenant's sole expense, shall maintain and repair the HVAC systems appurtenant to the Premises.

       (iii) Landlord shall make all necessary repairs to the root exterior portions of the Premises and the Building, utility and communications lines, equipment and facilities in the Building, which serve more than one tenant, and to the Common Areas. the cost of which shall be an operating expense of which Tenant shall pay its Proportionate Share, provided that Landlord shall have no responsibility to make any repair until Landlord receives written notice of the need for such repair. Landlord shall operate and manage the Property and shall maintain all Common Areas and any paved area appurtenant to the Property in a clean and orderly condition. Landlord reserves the right to make alterations to the Common Areas from time to time. Operating expenses also shall include (A) all sums expended by Landlord for the supervision, maintenance, repair, replacement and operation of the Common Areas (including the costs of utility services), (B) any costs of building improvements made by Landlord to the Property that are required by any governmental authority or for the purpose of reducing operating expenses and (C) a management and administrative fee applicable to the overall operation of the Property.

       (iv) Notwithstanding anything herein to the contrary, repairs and replacements to the Property including the Premises made necessary by Tenant's use, occupancy or alteration of, or Tenant's installation in or upon the Property or by any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord. tenant shall not bear the expense of any repairs or replacements to the Property arising out of or caused by any other tenant's use, occupancy or alteration of, or any other tenant's installation in or upon, the Property or by any act or omission of any other tenant or any other tenant's Agents.

   (e) Utility Charges. Tenant shall pay for water, sewer, gas, electricity, heat, power, telephone and other communication services and any other utilities supplied to or consumed in or on the Premises. Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this lease.

   (f) Net lease. Except for the obligations of Landlord expressly set forth herein, this lease is a "triple net lease" and Landlord shall receive the Minimum Annual Rent as net income from the Premises, not diminished by any expenses other than payments under any mortgages, and Landlord is not and shall not be required to render any services of any kind to Tenant. The term "RENT" as used in this lease means the Minimum Annual Rent, Annual Operating Expenses and any other additional rent or sums payable by Tenant to Landlord pursuant to this lease, all of which shall be deemed rent for purposes of Landlords rights and remedies with respect thereto. Tenant shall pay all Rent to Landlord within 30 days after Tenant is billed, unless otherwise provided in this lease, and interest shall accrue on all sums due but unpaid.

8. Signs. Except for signs which are located wholly within the interior of the Premises and not visible from the exterior of the Premises, no signs shall be placed on the Property without the prior written consent of Landlord. All signs installed by Tenant shall be maintained by Tenant in good condition and Tenant shall remove all such signs at the termination of this lease and shall repair any damage caused by such installation, existence or removal.

9. Alterations and Fixtures.

   (a) Subject to Section 10, Tenant shall have the right to install its trade fixtures in the Premises, provided that no such installation or removal thereof shall affect any structural portion of the Property nor any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant. At the expiration or termination of this lease and at the option of Landlord or Tenant, Tenant shall remove such installation(s) and, in the event of such removal, Tenant shall repair any damage caused by such installation or removal; if Tenant, with Landlords written consent, elects not to remove such installation(s) at the expiration or termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord.

   (b) Except for non-structural changes which do not exceed S5000 in the aggregate, Tenant shall not make or permit to be made any alterations to the Premises without Landlord's prior written consent. Tenant shall pay the costs of any required architectural/engineering reviews. In making any alterations, (i) Tenant shall deliver to Landlord the plans, specifications and necessary permits, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and Landlord's agent as additional insureds, at least 10 days prior to commencement thereof,
(ii) such alterations shall not impair the structural strength of the Building or any other improvements or reduce the value of the Property or affect any utility lines, communications lines, equipment or facilities in the Building serving any tenant other than Tenant, (iii) Tenant shall comply with Section 10 and (iv) the occupants of the Building and of any adjoining property shall not be disturbed thereby. All alterations to the Premises by Tenant shall be the property of Tenant until the expiration or termination of this lease; at that time all such alterations shall remain on the Property and become the property of Landlord without payment by Landlord unless Landlord gives written notice to Tenant to remove the same, in which event Tenant will remove such alterations and repair any resulting damage. At Tenant's request prior to Tenant making any alterations, Landlord shall notify Tenant in writing, whether Tenant is required to remove such alterations at the expiration or termination of this lease.

10. Mechanics' Liens. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Property and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Property. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within 5 days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of interest in or income from the Property on account of any mechanic's, laborer's, materialman's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer and shall include any mechanic's notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanic's lien.

11. Landlord's Right of Entry. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in the event of an emergency), for the purpose of inspection, maintenance or making repairs, alterations or additions as well as to exhibit the Premises for the purpose of sale or mortgage and, during the last 12 months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising the foregoing rights, but shall not be liable for any loss of occupation or quiet enjoyment thereby occasioned.

12. Damage by Fire or Other Casualty.

   (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant promptly shall notify Landlord and Landlord, subject to the conditions set forth in this Section 12, shall repair such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures or alterations installed by Tenant. Landlord shall notify Tenant in writing, within 30 days after the date of the casualty, if Landlord anticipates that the restoration will take more than 180 days from the date of the casualty to complete; in such event, either Landlord or Tenant may terminate this lease effective as of the date of casualty by giving written notice to the other within 10 days after Landlord's notice. Further, if a casualty occurs during the last 12 months of the Term or any extension thereof, Landlord may cancel this lease unless Tenant has the right to extend the Term for at least 3 more years and does so within 30 days after the date of the casualty.

   (b) Landlord shall maintain a 12 month rental coverage endorsement or other comparable form of coverage as part of its fire, extended coverage and special form insurance. Tenant will receive an abatement of its Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as determined by the carrier providing the rental coverage endorsement.

13. Condemnation.

   (a) Termination. If (i) all of the Premises are taken by a condemnation or otherwise for any public or quasi-public use, (ii) any part of the Premises is so taken and the remainder thereof is insufficient for the reasonable operation of Tenant's business or (iii) any of the Property is so taken, and, in Landlord's opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property, then this lease shall terminate and all unaccrued obligations hereunder shall cease as of the day before possession is taken by the condemnor.

   (b) Partial Taking. If there is a condemnation and this lease has not been terminated pursuant to this Section, (i) Landlord shall restore the Building and the improvements which are a part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which the condemnor took possession and (ii) the obligations of Landlord and Tenant shall be unaffected by such condemnation except that there shall be an equitable abatement of the Minimum Annual Rent according to the rental value of the Premises before and after the date upon which the condemnor took possession and/or the date Landlord completes such restoration.

   (c) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid and except as set forth in (d) below, Tenant hereby assigns all claims against the condemnor to Landlord.

   (d) Temporary Taking. No temporary taking of the Premises shall terminate this lease or give Tenant any right to any rental abatement. Such a temporary taking will be treated as if Tenant had sublet the Premises to the condemnor and had assigned the proceeds of the subletting to Landlord to be applied on account of Tenant's obligations hereunder. Any award for such a temporary taking during the Term shall be applied first, to Landlord's costs of collection and, second, on account of sums owing by Tenant hereunder, and if such amounts applied on account of sums owing by Tenant hereunder should exceed the entire amount owing by Tenant for the remainder of the Term, the excess will be paid to Tenant.

14. Non-Abatement of Rent. Except as otherwise expressly provided as to damage by fire or other casualty in Section 12(b) and as to condemnation in Section 13(b), there shall be no abatement or reduction of the Rent for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

15. Indemnification of Landlord. Subject to Sections 7(c)(iii) and 16, Tenant will protect, indemnify and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Premises by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Landlord or its Agents. In case any action or proceeding is brought against Landlord and/or its Agents by reason of the foregoing. Tenant, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Landlord and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Tenant and approved by Landlord and its Agents. Tenant's obligations pursuant to this Section 15 shall survive the expiration or termination of this lease.

16. Waiver Of Claims. Landlord and Tenant each hereby waives all claims for recovery against the other for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, that such waiver by Landlord shall not be effective with respect to any liability of Tenant described in Sections 4(c) and 7(d)(iv).

17. Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

18. Assignment and Subletting.

   (a) Limitation. Tenant shall not transfer this lease, voluntarily or by operation of law, without the prior written consent of Landlord which shall not be withheld unreasonably. However, Landlord's consent shall not be required in the event of any transfer by Tenant to an affiliate of Tenant which is at least as creditworthy as Tenant as of the date of this lease and provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below, together with a certification of such creditworthiness by Tenant and such affiliate. Any transfer not in conformity with this Section 18 shall be void at the option of Landlord, and Landlord may exercise any or all of its rights under
Section 23. A consent to one transfer shall not be deemed to be a consent to any subsequent transfer. "Transfer" shall include any sublease, assignment, license or concession agreement, change in ownership or control of Tenant, mortgage or hypothecation of this lease or Tenant's interest therein or in all or a portion of the Premises.

   (b) Offer to Landlord. Tenant acknowledges that the terms of this lease, including the Minimum Annual Rent, have been based on the understanding that Tenant physically shall occupy the Premises for the entire Term. Therefore, upon Tenant's request to transfer all or a portion of the Premises, at the option of Landlord, Tenant and Landlord shall execute an amendment to this lease removing such space from the Premises, Tenant shall be relieved of any liability with respect to such space and Landlord shall have the right to lease such space to any party, including Tenant's proposed transferee.

   (c) Conditions. Notwithstanding the above, the following shall apply to any transfer, with or without Landlords consent:

       (i) As of the date of any transfer, Tenant shall not be in default under this lease nor shall any act or omission have occurred which would constitute a default with the giving of notice and/or the passage of time.

       (ii) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this lease or to be a consent to any transfer.

       (iii) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (A) include an assumption of liability by any transferee of all Tenants obligations and the transferee's ratification of and agreement to be bound by all the provisions of this lease,
(B) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant and (C) be executed by Tenant and the transferee.

       (iv) Tenant shall pay, within 10 days of receipt of an invoice which shall be no less than $250, Landlords reasonable attorneys' fees and costs in connection with the review, processing and documentation of any transfer for which Landlord's consent is requested.

19. Subordination; Mortgagee's Rights.

   (a) This lease shall be subordinate to any first mortgage or other primary encumbrance now or hereafter affecting the Premises. Although the subordination is self-operative, within 10 days after written request, Tenant shall execute and deliver any further instruments confirming such subordination of this lease and any further instruments of attornment that may be desired by any such mortgagee or Landlord. However, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving written notice to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, provided, however, that such subordination shall not affect any mortgagee's right to condemnation awards, casualty insurance proceeds, intervening Hens or any right which shall arise between the recording of such mortgage and the execution of this lease.

   (b) It is understood and agreed that any mortgagee shall not be liable to Tenant for any funds paid by Tenant to Landlord unless such funds actually have been transferred to such mortgagee by Landlord.

   (c) Notwithstanding the provisions of Sections 12 and 13 above, Landlords obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of Landlord's first mortgagee.

20. Recording; Tenant's Certificate. Tenant shall not record this lease or a memorandum thereof without Landlord's prior written consent. Within 10 days after Landlord's written request from time to time:

   (a) Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying the Commencement Date and Expiration Date of this lease, that this lease is in full force and effect and has not been modified and otherwise as set forth in the form of estoppel certificate attached as Exhibit "D" or with such modifications as may be necessary to reflect accurately the stated facts and/or such other certifications as may be requested by a mortgagee or purchaser. Tenant understands that its failure to execute such documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

   (b) Tenant shall furnish to Landlord, Landlord's mortgagee, prospective mortgagee or purchaser reasonably requested financial information.

21. Surrender; Abandoned Property.

   (a) Subject to the terms of Sections 9(b), 12(a) and 13(b), at the expiration or termination of this lease, Tenant promptly shall yield up in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all improvements thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.

   (b) Upon or prior to the expiration or termination of this lease, Tenant shall remove any personal property from the Property. Any personal property remaining thereafter shall be deemed conclusively to have been abandoned, and Landlord, at Tenant's expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property as its property. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage and any Rent due under this lease.

   (c) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or termination of this lease or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease, except that the monthly installment of the Minimum Annual Rent during such continued occupancy shall be double the amount applicable to the last month of the Term. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies available to Landlord.

22. Curing Tenant's Defaults. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional rent.

23. Defaults - Remedies.

   (a) Defaults. It shall be an event of default:

       (i) If Tenant does not pay in full when due any and all Rent;

       (ii) If Tenant fails to observe and perform or otherwise breaches any other provision of this lease;

       (iii) If Tenant abandons the Premises, which shall be conclusively presumed if the Premises remain unoccupied for more than 10 consecutive days, or removes or attempts to remove Tenant's goods or property other than in the ordinary course of business; or

       (iv) If Tenant becomes insolvent or bankrupt in any sense or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon, provided, however, that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute a default until such proceeding has continued unstayed for more than 60 consecutive days.

   (b) Remedies. Then, and in any such event, Landlord shall have the following rights:

       (i) To charge a late payment fee equal to the greater of $100 or 5% of any amount owed to Landlord pursuant to this lease which is not paid within 5 days after the due date.

       (ii) To enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord's option, make alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant's account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this lease, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

       (iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable.

       (iv) To terminate this lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

   (c) Grace Period. Notwithstanding anything hereinabove stated, neither party will exercise any available right because of any default of the other, except those remedies contained in subsection (b)(i) of this Section, unless such party shall have first given 10 days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period, provided, however, that:

       (i) No such notice shall be required if Tenant fails to comply with the provisions of Sections 10 or 20(a), in the case of emergency as set forth in
Section 22 or in the event of any default enumerated in subsections (a)(iii) and
(iv) of this Section.

       (ii) Landlord shall not be required to give such 10 days notice more than 2 times during any 12 month period.

       (iii) If the default consists of something other than the failure to pay money which cannot reasonably be cured within 10 days, neither party will exercise any right if the defaulting party begins to cure the default within the 10 days and continues actively and diligently in good faith to completely cure said default.

       (iv) Tenant agrees that any notice given by Landlord pursuant to this Section which is served in compliance with Section 27 shall be adequate notice for the purpose of Landlord's exercise of any available remedies.

   (d) Non-Waiver, Non-Exclusive. No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlords right to pursue any other available remedy.

   (e) Costs and Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party attorneys' fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

24. Representations of Tenant. Tenant represents to Landlord and agrees that:

   (a) The word "Tenant" as used herein includes the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations and liabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless Tenant has complied with the terms of Section 18 and the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

   (b) If Tenant is a corporation, partnership or any other form of business association or entity, Tenant is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord. authorizing the execution of this lease at the time of such execution.

25. Liability of Landlord. The word "Landlord" as used herein includes the Landlord named above as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this lease as Landlord. Any such person or entity, whether or not named herein, shall have no liability hereunder after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant's Security Deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to Landlord's successor in interest for the performance of the covenants and obligations of the Landlord hereunder which thereafter shall accrue. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises, and if Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant's claims. Notwithstanding the foregoing, no mortgagee or ground lessor succeeding to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be (a) liable for any previous act or omission of a prior landlord, (b) subject to any rental offsets or defenses against a prior landlord or (c) bound by any amendment of this lease made without its written consent, or by payment by Tenant of Minimum Annual Rent in advance in excess of one monthly installment.

26. Interpretation; Definitions.

   (a) Captions. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

   (b) Entire Agreement. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word "including" followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. Both parties having participated fully and equally in the negotiation and preparation of this lease, this lease shall not be more strictly construed, nor any ambiguities in this lease resolved, against either Landlord or Tenant.

   (c) Covenants. Each covenant, agreement, obligation, term, condition or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this lease unless otherwise expressly provided. All of the terms and conditions set forth in this lease shall apply throughout the Term unless otherwise expressly set forth herein.

   (d) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of 15% per annum.

   (e) Severability; Governing Law. If any provisions of this lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This lease shall be construed and enforced in accordance with the laws of the state in which the Property is located.

   (f) "Mortgage" and "Mortgagee." The word "mortgage" as used herein includes any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" as used herein includes the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

   (g) "Person." The word "person" is used herein to include a natural person, a partnership, a corporation, an association and any other form of business association or entity.

   (h) Proportionate Share. At any time or times, upon request of Landlord or of any tenant of the Building, the method for allocating Tenant's Proportionate Share of any Impositions, cost, charge, rent, expense or payment then or thereafter payable shall be redetermined by an independent qualified expert. The cost of such redetermination shall be borne by the tenants of the Building in the same proportion as that determined by such expert for reallocation of said relevant sum; except that if such redetermination requested by tenant, the cost thereof shall be borne entirely by such tenant if the proportionate share of said relevant sum allocable such tenant as the result of such redetermination shall not vary by at least 5% from the amount which would have been allocable such tenant in accordance with the percentage based on square foot area.

27. Notices. Any notice or other communications under this lease shall be in writing and addressed to Landlord or Tenant at the respective addresses specified at the beginning of this lease, except that after the Commencement Date Tenant's address shall be at the Premises, (or to such other address as either may designate by notice to the other) with a copy to any mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed received on the day of actual receipt by the intended recipient or on the business day delivery is refused. The giving of notice by Landlord's attorneys, representatives and agents under this Section shall be deemed to be the acts of Landlord; however, the foregoing provisions governing the date on which a notice deemed to have been received shall mean and refer to the date on which a party to this lease, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to ha received the notice.

28. Security Deposit. At the time of signing this lease, Tenant shall deposit with Landlord the Security Deposit to be retained Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this lease. Tenant shall not entitled to any interest whatever on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default hereunder or to compensate Landlord for any loss or damage it may suffer by reason of Tenant's default under this lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within 10 days after written demand therefor, Tenant shall pay Landlord cash in amount equal to that portion of the Security Deposit used by Landlord. If Tenant shall comply fully and faithfully with all the provisions of this lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

         IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, Landlord and Tenant have executed this lease.

                                            Landlord:
                                            LIBERTY PROPERTY LIMITED PARTNERSHIP
Date Signed:                                By: Liberty Property Trust,
                                                Sole General Partner

         2/15/02                            By: /s/ Ward J. Fitzgerald
--------------------------                      --------------------------------
                                                Ward J. Fitzgerald
                                                Senior Vice President,
                                                Regional Director

                                            Tenant:
Date Signed:                                Neose Technologies, Inc.

         2/15/02                            By: /s/ A. Brian Davis
--------------------------                          ----------------------------
                                                    Name:  A. Brian Davis
                                                    Title: Acting CFO

Attest: ____________________________
Name:   ____________________________
Title:  ____________________________                    [Corporate Seal]

                                      RIDER
                                      -----

         29. Pa Additional Remedies.

             (a) When this lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant which has continued beyond applicable notice and/or cure periods contained in this lease, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania, upon an additional five (5) days' prior written notice to Tenant, to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT, A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.

             (b) The warrant of attorney to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution thereon.

             (c) TENANT KNOWINGLY AND EXPRESSLY WAIVES ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.

                                             NEOSE TECHNOLOGIES, INC.


                                             By: /s/ A. Brian Davis
                                                     ---------------------------
                                                     Name:  A. Brian Davis
                                                     Title: Acting CFO

         30. Completion by Tenant.

             (a) The Premises shall be completed by Tenant and its contractor(s), at Tenant's sole expense (except for the Allowance [as hereinafter defined]), in accordance with the plans to be prepared by Tenant, approved by Landlord and attached hereto as Exhibit "E" (the "Plans") and the specifications attached hereto as Exhibit "F" (the "Specifications"). Subject to Landlord's approval of the Plans, Landlord hereby consents to the alterations Tenant intends to make to the Premises in accordance with the Plans and Specifications, provided that Tenant complies with Sections 9 and 10 of this lease and the following conditions:

                 (i) At least ten (10) days prior to commencement of construction, Tenant shall deliver to Landlord a certificate of insurance for each of Tenant's contractors evidencing adequate insurance coverage naming Landlord and Landlord's agent as additional insureds.

                 (ii) Prior to commencement of construction on or the delivery of any materials to the Property, Tenant shall deliver to Landlord a true and correct copy of a waiver of mechanic's liens executed by Tenant's general contractor in form and substance reasonably satisfactory to Landlord and duly filed with the Office of the Prothonotary of Montgomery County, waiving on behalf of said contractor and its subcontractors and suppliers, any right to file a mechanic's lien against the Property.

                 (iii) In addition to the right of Landlord and its Agents to inspect the Premises set forth in Section 11 of this lease, Landlord and its Agents shall have the right to conduct a walk-through inspection of the Premises as completed by Tenant.

                 (iv) The warranties from Tenant's contractor(s) shall be for the benefit of Landlord as well as Tenant and, upon request, Tenant shall deliver copies of such warranties to Landlord upon receipt.

                 (iv) All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all Laws and Requirements. Tenant shall deliver to Landlord copies of all certificates of occupancy, permits and licenses required to be issued by any authority in connection with Tenant's construction.

             (b) Tenant may, at Tenant's expense, construct a walkway, including the installation of fiber optic cable beneath same (the "Walkway"), for pedestrians from the Property through property owned by Landlord at 100 Witmer Road and/or 101 Rock Road (the "Walkway Properties") to property owned by Tenant at 102 Witmer Road, as shown on the Plans and Specifications. Prior to entering upon the Walkway Properties for construction of the Walkway or delivery of materials therefor, Tenant shall comply with the provisions of subsections 30(a)(i) and (ii) above with respect to the Walkway Properties. During the Term, Landlord shall maintain, repair and, if requested by Tenant, replace the Walkway, all at Tenant's expense. Upon the expiration or earlier termination of the lease, Tenant shall have no obligation to remove the Walkway.

             (c) Subject to Landlord's approval of the Plans therefor, Tenant shall provide any additional fire service upgrades required by Tenant, gas service to the Building, and new telecommunications conduits to the Building, all as shown on the Plans and Specifications.

             (d) Landlord agrees as follows:

                 (i) Tenant shall have the right to modify the exterior of the Building, including but not limited to skylights and/or entranceway, pursuant to the Plans and Specifications.

                 (ii) Upon the later of (A) the Commencement Date, or (B) thirty
(30) days after issuance of a Certificate of Occupancy for the Premises, Landlord shall pay to Tenant the lesser of (1) the reasonable, out-of-pocket, third party costs paid by Tenant therefor, or (2) $250,524.00 (the "Allowance"). All costs incurred by Tenant for construction of such items which exceed the Allowance shall be paid for by Tenant.

                 (iii) No supervisory fee shall be charged by Landlord to Tenant in connection with the improvements described in this Section; however, Tenant shall reimburse Landlord for the actual reasonable costs incurred by Landlord for review of the Plans and Specifications by Landlord's architect and its electrical, mechanical and structural engineers, not to exceed $5,000 per Plan revision.

         31. Options to Extend Term. Provided that Landlord has not given Tenant notice of default more than two (2) times in the twelve (12) month period immediately preceding the Expiration Date, and that there then exists no event of default by Tenant under this lease Tenant shall have the right and option to extend the Term for one (1) additional period of sixty (60) months and one (1) additional period of fifty-four (54) months thereafter, exercisable by giving Landlord prior written notice, at least twelve (12) months in advance of the Expiration Date or the first extended Expiration Date, as the case may be, of Tenant's election to extend the Term; it being agreed that time is of the essence and that these options are personal to Tenant and any assignee for whom Landlord's consent is not required under subsection 18(a) and are non-transferable to any other assignee or any sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party. Any such extension shall be under the same terms and conditions as provided in this lease except as follows:

             (a) the first additional period shall begin on the Expiration Date and thereafter the Expiration Date shall be deemed to be the date which is sixty
(60) months after the Expiration Date, and the second additional period shall begin on the first extended Expiration Date and thereafter the Expiration Date shall be deemed to be the date which is fifty-four (54) months after the first extended Expiration Date;

             (b) there shall be no further options to extend; and

             (c) The minimum annual rent for the first year of each additional term shall be equal to the greater of (i) the minimum annual rent then being paid by Tenant hereunder, or (ii) the fair market rental value of the Premises, determined pursuant to subsection (d) hereof. The minimum annual rent for each year of each additional term after the first year of such additional term shall increase by 2% over the minimum annual rent paid by Tenant in the immediately preceding lease year.

             (d) For purposes of this Section 31, if Landlord and Tenant cannot agree as to the fair market rental value within ninety (90) days after receipt of Tenant's notice to Landlord under subsection 31(a), the fair market rental value shall be determined by appraisal, which, if Tenant has received a rent reduction pursuant to subsection 65(a) of this Rider, shall take into consideration, among other things, the necessity for Tenant's Agents to use the Off-Site Parking (as hereinafter defined). Within ten (10) days after the expiration of such ninety (90) day period, Landlord and Tenant shall give written notice to the other setting forth the name and address of an appraiser designated by the party giving notice. All appraisers selected shall be members of the American Institution of Real Estate Appraisers and shall have had at least ten (10) years continuous experience in the business of appraising office buildings in the greater Philadelphia, Pennsylvania area. If either party shall fail to give notice of such designation within the time period provided, then the party who has designated its appraiser (the "Designating Party") shall notify the other party (the "Non-Designating Party") in writing that the Non-Designating Party has an additional ten (10) days to give notice of its designation, otherwise the appraiser, if any, designated by the Designating Party shall conclusively determine the fair market rental value. If two appraisers have been designated, such appraisers shall attempt to agree upon the fair market rental value. If the two appraisers do not agree on the fair market rental value within twenty (20) days of their designation, the two appraisers shall designate a third appraiser. If the two appraisers shall fail to agree upon the identity of a third appraiser within five (5) business days following the end of such twenty (20) day period, then either Landlord or Tenant may apply to the American Arbitration Association, or any successor thereto having jurisdiction, for the settlement of the dispute as to the designation of the third appraiser and the American Arbitration Association shall designate a third appraiser in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. The three appraisers shall conduct such hearings as they may deem appropriate, shall make their determination of fair market rental value in writing and shall give notice to Landlord and Tenant of such determination within twenty (20) days after the appointment of the third appraiser. If the three appraisers cannot agree upon the fair market rental value, each appraiser shall submit in writing to Landlord and Tenant the fair market rental value as determined by such appraiser. The fair market rental value for the purposes of this paragraph shall be equal to the arithmetic average of the two closest fair market rental values submitted by the appraisers. Each party shall pay its own fees and expenses in connection with any appraiser selected by such party under this paragraph, and the parties shall share equally all other expenses and fees of the arbitration, including the fees and expenses charged by the third appraiser. The fair market rental value as determined in accordance with the provisions of this Section shall be final and binding upon Landlord and Tenant.

         32. Right of First Refusal.

             (a) In the event Tenant requires additional space for the conduct of its business, Tenant shall notify Landlord in writing of its space needs ("Tenant's Space Notice"). Thereafter, for a period of six (6) months from the date of Landlord's receipt of Tenant's Space Notice, subject to the following provisions of this Section, provided that Landlord has not given Tenant notice of default more than two (2) times during the immediately preceding twelve (12) months, and that there then exists no event of default by Tenant under this lease, Tenant shall have the right of first refusal as to any available space in excess of 5,000 square feet in 100 Witmer Road, 104 Witmer Road, 101-111 Rock Road, 104 Rock Road, 113-123 Rock Road and 123-125 Rock Road (individually the "ROFR Space") on the terms set forth in this Section 32; provided such right with respect to any ROFR Space is only effective so long as Landlord or an affiliate of Landlord continues to own both the Building and the building in which such ROFR Space is located.

             (b) Subject to the prior rights of existing tenants, if a person or entity, other than the tenant then in occupancy thereof, desires to lease space which includes any ROFR Space (the "Offered Space") and Landlord submits a proposal in connection therewith, Landlord shall provide Tenant with written notification of the material business terms contained therein (the "Offer Notice"). Within five (5) business days after Tenant's receipt of such Offer Notice, Tenant shall notify Landlord in writing whether it intends to lease the Offered Space and Tenant's failure to so notify Landlord shall be deemed a waiver of Tenant's right to lease the Offered Space at such time and shall permit Landlord to lease the Offered Space to the prospective tenant. In the event Tenant notifies Landlord that it desires to lease the Offered Space as set forth above ("Tenant's Notification"), Landlord and Tenant shall enter into a lease for the Offered Space on the terms set forth in the Offer Notice and the terms and conditions contained in this lease which are not inconsistent with the Offer Notice. Time is of the essence with respect to Tenant's obligations hereunder. In the event that Tenant does not timely deliver Tenant's Notification or enter into a lease for the Offered Space within 10 days after receipt thereof from Landlord, Tenant's right of first refusal with respect to the Offered Space shall be null and void and Landlord shall have the right to lease the Offered Space to the prospective tenant.

             (c) This right of first refusal to lease the ROFR Space is a continuing right if and when each ROFR Space becomes available during the six
(6) month term of any Tenant Space Notice, is personal to Tenant and any assignee of Tenant as to whom Tenant is permitted to transfer this lease without Landlord's prior consent pursuant to subsection 18(a), and, except as specifically set forth in this subsection (c), is non-transferable to any other assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party.

             (d) It is expressly agreed and understood that this right of first refusal shall not apply to (i) any assignment or subletting of a ROFR Space,
(ii) any renewal or extension of a lease on a ROFR Space, or (iii) the exercise of a preferential leasing right (e.g., right of first offer or right of first refusal) in favor of any of the parties listed on Exhibit "K" attached hereto.

Landlord's approval:


Ward J. Fitzgerald
------------------------------------------
Senior Vice President, Regional Director

         33. Generator. Tenant shall have the right to install, maintain and repair a back-up generator and auxiliary equipment (the "Generator"), subject to the specifications therefor set forth in the Specifications (the "Generator Specifications") and the following conditions:

             (a) Tenant shall comply with all laws, ordinances, notices, orders, rules, regulations and requirements regulating the Property (the "Laws and Requirements") with respect to the installation, maintenance, repair and removal of the Generator and shall obtain, and deliver to Landlord written evidence of, any approval(s) required therefor under any Laws or Requirements or recorded covenants or restrictions applicable to the Property and copies of all permits and approvals therefor.

             (b) The Generator shall be installed, maintained and repaired, at Tenant's sole cost and expense, in the location shown on Exhibit "A" attached hereto and in strict accordance with the Generator Specifications. The Generator shall be maintained on a concrete pad flush with the current asphalt and shall be painted to blend with the building exterior. All PVC conduits shall be underground. Any asphalt trenching shall be refilled and compacted to match existing asphalt conditions. The Generator shall be screened from view pursuant to landscaping and screening approved by Landlord.

             (c) Tenant shall comply with the provisions of Sections 9 and 10 of the lease; provided, however, unless Tenant elects to remove the Generator (in which event the provisions of subsections 33(d), (e) and (f) shall apply), the Generator shall remain on the Property and become the property of Landlord without payment by Landlord upon the expiration or earlier termination of the lease.

             (d) In the event Tenant elects to remove the Generator, at least 3 business days prior to removal, Tenant shall notify Landlord of the date and time of the removal. Tenant shall remove the Generator only if Landlord is present with Tenant at the time of the removal thereof.

             (e) Tenant shall maintain the Generator in a safe, good and orderly condition in strict accordance with manufacturers' instructions and recommendations and the Generator Specifications. Tenant shall maintain in good condition and repair parking bollards around the Generator, painting them to match existing bollards. The maintenance, repair and, if Tenant so elects, removal of the Generator and the bollards shall be performed, at Tenant's sole expense, in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, any portion of the Property.

             (f) In the event Tenant elects to remove the Generator, Tenant shall remove the Generator and the bollards and repair any resulting damage, including without limitation, damage to concreted areas and landscaping. In such event, if Tenant has modified the electrical connections between the transformer serving the Property and the electrical room of the Property or in the event Tenant has modified the electrical metering to the Premises, Tenant shall restore the connection between the transformer and the electrical room and the electrical metering to the same condition as existed prior to installation of the Generator. Tenant shall comply with all Laws and Requirements in connection with the removal of the Generator and the bollards and shall deliver to Landlord copies of all required permits and approvals in connection with such removal.

             (g) Tenant's indemnification of Landlord pursuant to Section 15 of the lease also applies to the Generator and Tenant's use of any portion of the Property therefor. Without limiting the foregoing, Tenant solely shall be responsible for any damage or injury caused by or in any way relating to the Generator, including, but not limited to, damage or injury to persons or property, including the Property, caused by reason of any leaking of fuel therefrom. The obligations of Tenant hereunder shall survive the termination of the Lease.

         34. Option To Purchase.

             (a) Provided Tenant is not then in default hereunder, Tenant shall have the option to purchase the Property by giving written notice to Landlord not later than the Commencement Date (the "Purchase Notice"), it being agreed that time is of the essence. Upon exercise by Tenant of its option to purchase, this lease and the Purchase Notice shall constitute an agreement of sale and purchase between the parties whereby Landlord shall agree to sell and Tenant shall agree to purchase the Property upon the following terms and conditions:

                 (i) The purchase price for the Property (the "Purchase Price") shall be $4,700,000.00

                 (ii) Settlement for the purchase of the Property shall be held at the offices of Landlord's attorneys at Schnader Harrison Segal & Lewis, Suite 3600, 1600 Market Street, Philadelphia, Pennsylvania 19103-7286 at 10:00 a.m. on the date which is sixty (60) days after Landlord's receipt of the Purchase Notice, or if such date is not a business day, on the first business day thereafter, such time to be of the essence.

                 (iii) The purchase price shall be payable by Tenant to Landlord at the time of settlement by wire transfer of immediately available federal funds.

                 (iv) Landlord and Tenant shall share equally in the payment for any documentary stamps to be affixed to the deed of conveyance and any realty transfer taxes imposed upon or in connection with the conveyance. All amounts prepaid by Landlord for operating expenses and any other charges which are applicable to the period of time after settlement and which have not been paid previously by Tenant shall be paid by Tenant to Landlord at the time of settlement. Tenant shall pay to Landlord all Rent that accrues pursuant to this lease prior to the date of settlement.

                 (v) Landlord shall convey to Tenant a good and marketable fee simple title to the Property by Special Warranty Deed which shall be in sufficient form to be recorded, in which Landlord shall covenant and agree that the grantor has not done, committed, or knowingly or willingly suffered to be done or committed, any act, matter or thing whatsoever whereby the Property granted, or any part thereof, is charged or encumbered. Tenant shall accept title to the Property subject to this lease; any and all title exceptions listed on Exhibit "G" attached hereto (the "Permitted Exceptions"); all liens, restrictions, encumbrances and exceptions hereafter created by Landlord with the written consent of Tenant; all utility easements and public road rights-of-way hereafter created by Landlord which are reasonably desirable for the development and/or maintenance of the Property, as reasonably determined by Tenant; any violations of building codes, fire laws and other laws and regulations; any liens, encumbrances and exceptions created by or resulting from the act, omission or default of Tenant or its Agents; all zoning rules, regulations, restrictions or ordinances; all standard title objections of the title insurance company insuring Tenant's title; and any liens, encumbrances and exceptions created or suffered by Tenant; provided, however, that if Landlord cannot convey title as aforesaid at the time of settlement, Landlord shall have the right, at its option, to postpone the date of settlement for sixty (60) days during which time Landlord shall attempt to cure or satisfy the title defects. Landlord shall not be required to bring any action or proceeding or otherwise incur any expense to cure or satisfy the title defects. If Landlord is unable to deliver title as required above, Tenant either shall accept such title as Landlord can deliver, without abatement of the purchase price, or rescind its exercise of its purchase option and this lease shall continue in effect, except that Tenant thereafter shall have no option to purchase and this Section shall be deemed to be null and void and of no further force or effect. Tenant's title shall be insurable as aforesaid at ordinary rates by any reputable title insurance company.

                 (vi) Landlord shall have the right to require the purchase of the Property by Tenant pursuant to this Section to be structured as a tax deferred exchange under Section 1031 of the Internal Revenue Code and the regulations adopted thereunder, or such substantially equivalent provision of the Internal Revenue Code as is then applicable to sales of property; in which event Tenant shall execute such documents and instruments as may be required by Landlord to facilitate a tax deferred exchange under applicable law. Any out-of-pocket costs and expenses incurred in connection with the creation of such tax deferred exchange shall be at Landlord's sole cost and expense.

             (b) The option to purchase set forth in this Section shall terminate automatically if, at any time after Tenant delivers the Purchase Notice, Tenant defaults under any of the provisions of this lease and Landlord gives Tenant written notice of such default; in which event this Section shall be deemed to be null and void and of no further force or effect. In addition, the option to purchase shall terminate automatically if Tenant transfers this lease (as described in Section 18) or, at Tenant's option, if the Property is wholly or partially destroyed by casualty or taken by a condemnation or otherwise for any public or quasi-public use, and if Tenant does not elect to terminate the option to purchase as a result of a casualty or condemnation, Tenant shall pay the full purchase price to Landlord and Landlord shall assign to Tenant all of Landlord's right, title and interest in all insurance or condemnation proceeds with respect to the Property.

Landlord's approval:

Ward J. Fitzgerald
----------------------------------------
Senior Vice President, Regional Director

         35. Brokers. The parties agree that they have dealt with no brokers in connection with this lease, except for CB Richard Ellis, Inc. whose commission shall be paid by Landlord pursuant to separate agreement. Each party agrees to indemnify and hold the other harmless from any and all claims for commissions or fees in connection with the Premises and this lease from any other real estate brokers or agents with whom they may have dealt.

         36. Additional Provisions Relating to Premises. Section 2 of the lease is amended by adding at the end thereof:

         "Tenant and its Agents shall also have the exclusive right, during the Term, to use the Walkway (as defined in subsection 30(b) above); provided, however, Landlord shall have no obligation to enforce such exclusive right. Landlord covenants and agrees that Landlord will not permit the Walkway to become a part of any common walkway through the Pennsylvania Business Campus."

         37. Additional Provisions Relating to Acceptance of Premises. Section 3 of the lease is amended as follows:

             (a) on the third (3rd) line after "Landlord", by adding "..., except as otherwise expressly set forth herein".

             (b) on the fifth (5th) and sixth (6th) lines, by deleting "; provided that the Premises are vacant and Tenant obtains Landlord's prior written consent".

             (c) by adding at the end thereof: "Landlord represents and warrants that the Property is zoned 'I-1 Industrial'."

         38. Additional Provisions Relating to Use; Compliance.


             (a) Subsection 4(a) of the lease is amended on the second (2nd) line before "interfere", by adding "unreasonably".

             (b) Subsection 4(b) of the lease is amended as follows:

                 (i) on the first (1st) and third (3rd) lines, by changing "Premises" to "exterior of the Building".

                 (ii) on the sixth (6th) and tenth (10th) lines before "use", by adding "manner of".

                 (iii) on the eleventh (11th) line after "obligations", by adding "set forth in this subsection 4(b)".

             (c) Subsection 4(c) of the, lease is amended as follows:

                 (i) on the second (2nd) line before "requirements", by adding "reasonable".

                 (ii) on the fifth (5th) line after "chemical", by adding "... used, stored or handled by Tenant or its Agents on the Property upon reasonable request of Landlord specifying a commercially reasonable basis for the need therefor; and

                 (iii) at the end thereof, by adding "by Tenant or its Agents on the Property. Tenant, shall defend, indemnify, and hold harmless Landlord from all claims, costs, liabilities, attorneys' fees, actions and expenses caused by Restricted Activities by Tenant or its Agents on the Property and Tenant shall promptly clean up such contamination as required by applicable law. Landlord shall defend, indemnify, and hold harmless Tenant from all claims, costs, liabilities, attorneys' fees, actions and expenses arising out of any Restricted Activities which occurred on the Property prior to the date of this lease or which are caused by Restricted Activities by Landlord or its Agents on the Property and Landlord shall promptly clean up such contamination as required by applicable law.

         39. Additional Provisions Relating to Term. Section 5 of the lease is amended on the second (2nd) line after "terminated", by adding "or extended".

         40. Additional Provisions Relating to Minimum Annual Rent. Section 6 of the lease is amended as follows:

             (a) on the third (3rd) line after "setoff", by adding "(except as expressly otherwise set forth herein)".

             (b) on the fourth (4th) line after "otherwise", by adding "in writing" and deleting "provided that rent for the first full month shall be paid at the signing of this lease".

         41. Additional Provisions Relating to Operation of Property; Payment of Expenses.

             (a) Subsection 7(a) of the lease is amended as follows:

                 (i) on the fourth (4th) line, by deleting "provided that the monthly installment for the first full month shall be paid at the signing of this lease" and substituting therefor "(except as expressly otherwise set forth herein)".

                 (ii) on the seventh (7th) line after "time to time", by adding "(but not more often than twice per calendar year)".

                 (iii) on the ninth (9th) line before "statement", by adding "reasonably detailed".

                 (iv) on the next to last line after "Expenses", by adding "and Landlord's obligation to refund any overpayment thereof to Tenant".

                 (v) by adding at the end thereof:

                 Operating expenses will include the following: (1) Impositions (as more fully described in Section 7(b)); (2) insurance premiums (as more fully described in Section 7(c)); (3) repairs, maintenance and improvements to be performed by Landlord under this lease which are not expressly required to be performed at Landlord's sole expense (as more fully described in Section 7(d)), including without limitation, snow removal, landscaping, parking lot maintenance, repair and replacement (provided that if replacement of the parking lot is required during the first five (5) years of the Term, such replacement shall be at Landlord's sole cost and expense and not included in Operating Expenses, any replacement required after such five (5) year period to be included in Operating Expenses); (4) janitorial (as more fully described in
Section 7(g)), including without limitation, trash removal, Tenant Services and exterminating; (5) administrative and management fees (as more fully described in Section 7(d)(iii)) in an amount which shall be 5% of the sum of Minimum Annual Rent plus Annual Operating Expenses, (6) Pennsylvania Business Campus Owner's Association charges; (7) charges for fire protection; (8) maintenance, repair and replacement of the Walkway (as more fully described in Section 30(b)); and (9) such other services as Landlord may elect to provide at Tenant's request."

             (b) Subsection 7(b) of the lease is amended on the fourth (4th) line after "foregoing", by adding "(but not in excess of the savings resulting therefrom)".

         (c) Subsection 7(b)(i) of the lease is amended as follows:

                 (i) on the first (1st) line before "income", by adding "franchise, gift, estate, inheritance".

                 (ii) by adding at the end thereof ", nor any interest, fine or penalty for late payment or non-payment by Landlord unless as a result of late payment or non-payment by Tenant."

             (d) A new subsection 7(b)(iii) is added to the lease as follows:

                 "(iii) If Landlord receives any refunds of impositions for periods covered by the Term of the lease of which Tenant has paid its Proportionate Share, Landlord shall reimburse Tenant for Tenant's Proportionate Share of the amount of such refunds received by Landlord after deduction of all of Landlord's costs and expenses, including reasonable attorneys' fees, incurred by Landlord in obtaining such refunds."

             (e) Subsection 7(c)(i) of the lease is amended on the fourth (4th) and fifth (5th) lines, by deleting "Landlord may reasonably deem appropriate or as may be required from time to time by any mortgagee" and substituting therefor "may be required from time to time by prudent owners or mortgagees of similar buildings in the greater Philadelphia area. Upon request, Landlord shall provide to Tenant a copy of a certificate of insurance indicating the applicable coverages."

             (f) Subsection 7(c)(ii) of the lease is amended as follows:

                 (i) on the first (1st) and sixth (6th) lines, by changing "comprehensive" to "commercial".

                 (ii) on the third (3rd) line, by deleting "Landlord from time to time" and substituting therefor "prudent owners and mortgagees of similar buildings in the greater Philadelphia area".

                 (iii) on the sixth (6th) and seventh (7th) lines, by deleting "insured parties" and substituting therefor "additional insureds".

                 (iv) on the ninth (9th) line after "form", by adding "reasonably".

                 (v) by adding at the end thereof:

                     "Landlord shall maintain commercial general liability insurance with respect to the Property with a combined single limit of not less than $1,000,000 per occurrence and $3,000,000 in the aggregate and will, upon request, provide to Tenant a copy of a certificate of insurance evidencing such coverage."

             (g) Subsection 7(c)(iii) of the lease is amended by deleting the last sentence thereof.

             (h) Subsection 7(c)(iv) of the lease is amended by adding at the end thereof:

                 "Tenant's use of the Premises for the Use shall not be deemed to increase the cost of such insurance, specifically excepting any increase due to Tenant's manner of use of the Premises."

             (i) Subsection 7(d) of the lease is amended as follows:

                 (i) on the second (2nd) line after "Premises", by adding "(including the roof of the Building)".

                 (ii) on the fourth (4th) line, by deleting "and equipment".

             (j) Subsection 7(d)(i) of the lease is amended as follows:

                 (i) on the second (2nd) line after "Premises", by adding "and to any exterior walls of the Building not altered by Tenant,"

                 (ii) on the last line after "notice", by adding "or has actual knowledge".

             (k) Subsection 7(d)(ii) of the lease is amended as follows:

                 (i) by changing "Landlord" to "Tenant"

                 (ii) by adding at the end thereof

                      "Tenant shall maintain a comprehensive service contract for the HVAC systems appurtenant to the Premises from a contractor satisfactory to Landlord, the cost thereof to be paid for by Tenant, or shall, at Tenant's sole expense, employ an in-house maintenance professional to perform such services."

             (1) Subsection 7(d)(iii) of the lease is amended as follows:

                 (i) on the first (1st) line, by deleting "roof,".

                  (ii) on the first (1st) and second (2nd) lines, by deleting "and communications".

                 (iii) on the second (2nd) line, by deleting "in the Building which serve more than one tenant", and substituting therefor "from the Property line to the Building".

                 (iv) on the fourth (4th) line after "notice", by adding "or has actual knowledge".

                 (v) on the sixth (6th) line after "time to time", by adding "provided same does not, except in the event of an emergency, materially affect access to the Premises, visibility of the Building or operation of Tenant's business in the Premises".

                 (vi) on the seventh (7th) line before "sums", by adding "reasonable".

                 (vii) on the eighth (8th) and ninth (9th) lines, by deleting all of subsection (B) and substituting therefor:

                       "(B) any reasonable costs of building improvements made by Landlord to the Property that are required by any governmental authority pursuant to Laws and Requirements or changes in interpretation thereof which are first effective after the date of this lease or for the purpose of reducing operating expenses (but not in excess of the savings in operating expenses resulting therefrom)".

             (m) Subsection 7(d)(iv) of the lease is amended on the second
(2nd) line before "use", by adding "particular manner of".

             (n) Except as set forth in subsection 7(d)(iv) and except for damage caused by Tenant or its Agents, any costs payable by Tenant pursuant to subsections 7(d)(i) and 7(d)(iii) which under generally accepted accounting principles are classified as capital expenditures shall only be included in annual operating costs to the extent of the annual amortization of such costs (including financing charges) over the useful life thereof determined in accordance with generally accepted accounting principles.

             (o) Subsection 7(e) of the lease is amended by adding at the end thereof.

                 "Notwithstanding the foregoing, in the event any utility service supplied to the Premises is unavailable for two (2) consecutive business days due solely to the negligence or willful misconduct of Landlord or its Agents, Rent shall abate thereafter, to the extent the Premises cannot reasonably be used and are not used for the conduct of Tenant's business, until such utility service is restored. Electric, gas and water and sewer service to the Building will be separately metered and paid for by Tenant in addition to Annual Operating Expenses."

             (p) Subsection 7(f) of the lease is amended on the third (3rd) line after "mortgages and", by adding "except for the obligations of Landlord expressly set forth herein,".

             (q) A new subsection 7(g) is added to the lease as follows:

                 (g) Janitorial Services. Landlord will provide Tenant with trash removal and janitorial services and supplies pursuant to a cleaning schedule attached as Exhibit "H". Tenant will pay for the costs incurred by Landlord therefor as part of Annual Operating Expenses. Notwithstanding the foregoing, disposal of hazardous substances from the Premises shall be performed by Tenant at its sole cost and expense and in accordance with all Laws and Requirements, subject to Landlord's obligations under subsection 38(c)."

             (r) A new subsection 7(h) is added to the lease as follows:

                 "(h) Inspection of Books and Records. Tenant shall be entitled at any reasonable time during regular business hours, but no more than once in each calendar year, after giving to Landlord at least five (5) business days prior written notice, to inspect in Landlord's business office all Landlord's records necessary to satisfy itself that all charges have been correctly allocated to Tenant, for either or both of the two (2) calendar years immediately preceding the year during which such notice is given, and to obtain an audit thereof by an independent certified public accountant (selected by Tenant with Landlord's written consent, which shall not be withheld unreasonably) to determine the accuracy of Landlord's certification of the amount of additional rent charged Tenant. If it is determined that Tenant's liability for additional rent for either such calendar year is less than ninety-five percent (95%) of that amount which Landlord previously certified to Tenant for such calendar year, Landlord shall pay to Tenant the cost of such audit and regardless of such percentage shall refund promptly to Tenant the amount of the additional rent paid by Tenant for such calendar year which exceeds the amount for which Tenant actually is liable, as determined following such audit. Except as set forth above, Tenant shall bear the total cost of any such audit."

         42. Additional Provisions Relating to Signs. Section 8 of the lease is amended by adding at the end thereof:

             "Landlord shall, at its sole cost and expense, provide a monument sign at the entrance to the Property in the form of Landlord's other monument signs in the Pennsylvania Business Campus, listing Tenant's name and logo, as shown on Exhibit "I"."

         43. Additional Provisions Relating to Alterations and Fixtures.

             (a) Subsection 9(a) of the lease is amended by deleting the last sentence and substituting therefor:

                 "At the expiration or earlier termination of this lease, all such installations shall remain on the Property and become the property of Landlord without payment by Landlord unless Tenant elects to remove such installations in which event Tenant shall repair any damage caused by such installation or removal."

             (b) Subsection 9(b) of the lease is amended as follows:

                 (i) on the first (1st) line after "Except for", by adding "(i) any changes in location of lobbies or bathrooms and (ii)" and by changing "$5,000" to "$500,000".

                 (ii) on the second (2nd) line after "consent", by adding "..., which shall not be unreasonably withheld or delayed. Whether or not Landlord's consent is required hereunder, Tenant shall advise Landlord in writing prior to the commencement of any alterations which will cost more than $100,000 in the aggregate."

                 (iii) on the second (2nd) line before "costs", by adding "reasonable".

                 (iv) on the ninth (9th) line, at the end of the second (2nd) sentence, by adding:

                      "Within five (5) business days of Tenant's delivery to Landlord of Tenant's plans and specifications for any alterations, Landlord shall advise Tenant in writing of Landlord's approval or disapproval (in which case Landlord shall include the specific reasons therefor) of Tenant's proposed alterations as depicted on the plans and specifications. If Landlord does not so notify Tenant, Landlord shall be deemed to have approved the proposed alterations. If Landlord does not approve Tenant's proposed alterations, Tenant shall deliver revised plans and specifications to Landlord and Landlord shall, within three (3) business days of Tenant's delivery of the revised plans and specifications, advise Tenant in writing of Landlord's approval or disapproval (in which case Landlord shall specify the reasons therefor) of Tenant's proposed alterations. If Landlord does not so notify Tenant, Landlord shall be deemed to have approved the proposed alterations as depicted on the revised plans and specifications."

                 (v) by deleting the last sentence thereof.

         44. Additional Provisions Relating to Mechanics' Liens. Section 10 of the lease is amended on the fourth (4th) line, by changing "5 days" to "10 days".

         45. Additional Provisions Relating to Landlord's Right of Entry.
Section 11 of the lease is amended by adding at the end thereof:

             "Landlord agrees that, except in the event of an emergency, it shall not exercise its rights under this Section without being accompanied by a representative of Tenant, provided Tenant shall make such representative available as necessary."

         46. Additional Provisions Relating to Damage by Fire or Other Casualty.

             (a) Subsection 12(a) of the lease is amended as follows:

                 (i) on the sixth (6th) line, by deleting "either Landlord or".

                 (ii) on the seventh (7th) line, by changing "10 days" to "30 days".

                 (iii) by adding at the end thereof:

                       "If this lease shall not be terminated pursuant to subsection 12(a), Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant's use and occupation. If, for any reason, such restoration shall not be substantially completed within the later of (i) two hundred ten (210) days after the occurrence of such casualty, or (ii) thirty (30) days after the expiration of the time Landlord advised Tenant would be required to substantially complete such restoration, as such date(s) shall be extended for delays caused by Tenant and for Force Majeure (as defined in Section 64), Tenant shall have the additional right to terminate this lease by giving thirty (30) days notice to Landlord thereof within thirty (30) days after the expiration of such period. Upon the giving of such notice, this lease shall cease and come to an end without further liability or obligation on the part of either party, unless, within such thirty (30) day period, Landlord substantially completes such restoration."

             (b) Subsection 12(b) of the lease is amended on the third (3rd) and fourth (4th) lines, by deleting "as determined by the carrier providing the rental coverage endorsement" and substituting therefor ", such abatement to be in the proportion that the number of rentable square feet of the Premises which are untenantable (and such additional number of rentable square feet which cannot reasonably be used and are not used for the conduct of Tenant's business) bears to the total number of rentable square feet in the Premises, such abatement to continue until the Premises is reasonably usable for the conduct of Tenant's business or is used for the conduct of Tenant's business".

         47. Additional Provisions Relating to Condemnation.

             (a) Subsection 13(b) of the lease is amended on the fifth (5th) line, by deleting "Minimum Annual".

             (b) Subsection 13(c) of the lease is amended on the second (2nd) line after "expenses", by adding ", furnishings, fixtures and equipment and leasehold improvements paid for by Tenant out-of-pocket, lost business".

             (c) Subsection 13(d) of the lease is amended by deleting the last two sentences and substituting therefor:

                 "Any proceeds payable by the condemnor to Landlord or Tenant on account of a temporary taking shall belong to Tenant."

         48. Additional Provisions Relating to Non-Abatement of Rent. Section 14 of the lease is amended on the first (1st) and second (2nd) lines, by deleting "as to damage by fire or other casualty in Section 12(b) and as to condemnation in Section 13(b)" and substituting therefor "in this lease".

         49. Additional Provisions Relating to Indemnification. Section 15 of the lease is amended as follows:

             (a) on the first (1st) line, by deleting "of Landlord" in the caption and adding "(a)" prior to "Subject".

             (b) on the second (2nd) line before "fees", by adding "reasonable"

             (c) by adding a new subsection (b) as follows:

                 "Subject to Section 7(c)(iii), Landlord will protect, indemnify, and hold harmless Tenant and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property in or about the Property (other than the Premises) which is occasioned wholly or in part by any act or omission of Landlord or its Agents, whether prior to, during or after the Term, except to the extent such loss, injury or damage was caused by the negligence of Tenant or its Agents. In case any action or proceeding is brought against Tenant and/or its Agents by reason of the foregoing, Landlord, at its expense, shall resist and defend such action or proceeding, or cause the same to be resisted and defended by counsel (reasonably acceptable to Tenant and its Agents) designated by the insurer whose policy covers such occurrence or by counsel designated by Landlord and approved by Tenant and its Agents. Landlord's obligations pursuant to this Section 15 shall survive the expiration or termination of this lease."

         50. Additional Provisions Relating to Waiver of Claims. Section 16 of the lease is amended by adding at the beginning thereof:

             "To the extent such loss or damage arises from an insured peril under the insurance policies required to be or actually maintained by the parties hereunder,".

         51. Additional Provisions Relating to Assignment and Subletting.

             (a) Subsection 18(a) of the lease is amended as follows:

                 (i) on the second (2nd) line after "withheld", by adding "delayed or conditioned".

                 (ii) by deleting the second (2nd) sentence and substituting the following therefor:

                      "However, Landlord's consent shall not be required in the event of any transfer by Tenant to any (i) parent of Tenant or wholly owned subsidiary of Tenant or parent, or (ii) entity in which Tenant or parent of Tenant has a 50% or more ownership interest, provided Tenant delivers to Landlord the instrument described in Section (c)(iii) below. In connection with an assignment to an entity which is a successor to Tenant by way of merger, consolidation or sale of all or substantially all of Tenant's assets or stock, Landlord's consent shall not be required unless such surviving entity has a net worth of less than $20,000,000.

                 (iii) on the fifth (5th) line, by changing "void" to "voidable".

             (b) Subsection 18(b) of the lease is deleted in its entirety and the following is substituted therefor:

                 "In the event of any transfer of this lease to any person or entity for whom Landlord's consent is required under subsection 18(a), Landlord shall be entitled to, and Tenant shall promptly remit to Landlord, 50% of any profit which may inure to the benefit of Tenant as a result of such transfer, whether or not consented to by Landlord."

             (c) Subsection 18(c)(i) of the lease is deleted and the following is substituted therefor:

                 "(i) As of the date of any transfer, Tenant shall not be in default under this lease beyond any applicable notice and/or cure periods contained herein."

             (d) Subsection 18(c)(iii) of the lease is amended on the first
(1st) line before "satisfactory", by adding "reasonably".

             (e) Subsection 18(c)(iv) of the lease is amended on the first
(1st) line, by deleting "which shall be no less than $250" and substituting therefor "which shall be no more than $1,000".

         52. Additional Provisions Relating to Subordination; Mortgagee's
Rights.

             (a) Subsection 19(a) of the lease is amended by adding at the end thereof:

                 "Notwithstanding the foregoing, the subordination provisions of this subsection 19(a) are subject to the express condition that Tenant receive from any mortgagee an agreement to the effect that so long as Tenant is not in default in its obligations hereunder beyond any applicable notice and/or cure periods contained herein, (a) Tenant's possession shall not be disturbed or its rights diminished by any such mortgagee, and (b) this lease shall not be cancelled by any such mortgagee and shall continue in full force and effect upon such foreclosure or recovery of possession as a direct lease between Tenant and the party acquiring the interest of Landlord, upon all of the terms, conditions and agreements set forth in this lease. Landlord shall request and use reasonable efforts to obtain such an agreement from the holder of any mortgage recorded against the Property after the date of this lease and Landlord's failure to obtain such an agreement shall render any such mortgage subordinate to this lease. Landlord represents and warrants to Tenant that there is no mortgage recorded against the Property as of the date of this lease."

             (b) Subsection 19(c) of the lease is deleted in its entirety.

         53. Additional Provisions Relating to Recording; Tenant's Certificate.

             (a) Section 20 of the lease is amended by deleting the first (1st) sentence and substituting therefor:

                 "Tenant may record (i) a memorandum of this lease, (ii) a document with respect to the Walkway Properties confirming Tenant's rights with respect to the Walkway, and (iii) a document with respect to the Off-Site Parking Properties (as defined in Section 65) confirming Tenant's rights with respect to the Off-Site Parking (as defined in Section 65). In the event the Walkway is constructed on only one of the Walkway Properties or in the event the Off-Site Parking is placed on only one of the Off-Site Properties, the parties shall record a document terminating the document set forth in (ii) or (iii) of the preceding sentence as to the other Walkway Property or Off-Site Parking Property. Such memorandum and other documents shall be in form approved by Landlord, such approval not to be unreasonably withheld or delayed. Landlord represents and warrants to Tenant that there are no mortgages recorded against the Off-Site Parking Properties or the Walkway Properties, except for a mortgage on 100 Witmer Road in favor of The Variable Annuity Life Insurance Company ("100 Witmer Mortgagee"). Landlord agrees to request and use commercially reasonable efforts to obtain a non-disturbance agreement from the 100 Witmer Mortgagee in form and substance satisfactory to Tenant and the 100 Witmer Mortgagee."

             (b) Subsection 20(b) of the lease is amended by adding at the end thereof:

                 "So long as Tenant is a publicly-traded company with financial information publicly available, Tenant shall not be required to furnish such information."

         54. Additional Provisions Relating to Surrender; Abandoned Property. Subsection 21 (a) of the lease is amended on the last line after "tear", by adding "and damage by casualty and condemnation".

         55. Additional Provisions Relating to Curing Tenant's Defaults. Section 22 of the lease is amended as follows:

             (a) on the fourth (4th) line before "sums", by adding "reasonable".

             (b) on the fifth (5th) line before "sums", by adding "reasonable".

         56. Additional Provisions Relating to Defaults - Remedies.

             (a) Subsection 23(a)(iii) of the lease is amended by adding at the end thereof:

                 "..., provided that it shall not be deemed to be an abandonment of the Premises for Tenant, and Tenant shall have the right, to vacate the Premises or remove Tenant's goods or property therefrom so long as it has first paid to Landlord in full all minimum rent, additional rent and other charges that may have become due to the date of such removal or vacation; provided further, that Tenant shall, after vacating the Premises, remain responsible for timely performance of all of its obligations under this Lease, including without limitation, those with respect to payment of minimum rent and additional rent and those with respect to the maintenance and repair of the Premises".

             (b) Subsection 23(b) of the lease is amended as follows:

                 (i) on the first (1st) line, by deleting "Then, and in any such event" and substituting therefor "Upon the occurrence of an event of default,".

                 (ii) in subsection (i), by adding at the end thereof:

                      "provided that no late payment fee shall be charged with respect to either of the first two late payments in any lease year unless such payment is not made within 5 days after receipt of notice by Tenant that such payment has not been received by Landlord".


                 (iii) in subsection (ii),

                       (A) on the first (1st) line after "necessary", by adding "and lawful".

                       (B) on the second (2nd) line after "otherwise", by adding "in accordance with law".

                       (C) by adding at the end thereof:

                           "Landlord shall use reasonable efforts to relet the
Premises in order to mitigate its damages, but shall not be required to prefer the Premises over other space available for lease in any buildings owned by Landlord or its affiliates in the geographical area in which the Property is located."

                 (iv) by deleting subsection (iii) and substituting therefor:

                      "(iii) To accelerate the whole or any part of the Rent for the balance of the Tenn (and, for purposes of acceleration of Annual Operating Expenses, the amount to be accelerated shall be based upon the assumption that Annual Operating Expenses for each lease year of the balance of the Term would be equal to the amount of Annual Operating Expenses which were payable by Tenant in the lease year immediately preceding the acceleration); provided, however, Tenant shall have the right, in any judicial proceedings brought to collect same, to assert a credit for the fair rental value of the Premises for the balance of the Term, the burden of proving such credit to be on Tenant. The fair rental value of the Premises shall be net of the costs which would be reasonably incurred by Landlord in releasing the Premises, including without limitation, reasonable demolition and fit-out costs, brokerage commissions and reasonable legal fees and expenses. The amount determined to be payable to Landlord hereunder shall be reduced to present value at the rate of six (6%) percent per annum at the time of actual payment. Landlord shall use reasonable efforts to relet the Premises in order to mitigate its damages."

             (c) Subsection 23(c) of the lease is amended as follows:

                 (i) On the third (3rd) line after "10 days", by adding "(for a default consisting of the failure to pay money) or 30 days (for a default consisting of something other than the failure to pay money)".

                 (ii) in subsection (iii), by changing "10 days" to "30 days" in the two places in which it appears.

             (d) Subsection 23(d) of the lease is amended by deleting the first
(1st) sentence and substituting therefor:

                 "No waiver by either party of any breach by the other shall be a waiver of any subsequent breach, nor shall any forbearance by either party to seek a remedy for any breach by the other be a waiver by the other of any rights or remedies with respect to such or any subsequent breach."

             (e) Subsection 23(e) of the lease is amended on the second (2nd) line before "attorneys"', by adding "reasonable".

             (f) by adding a new subsection (f) as follows:

                 "If Landlord shall default in the performance of any agreement or condition of this lease, and such default shall continue for 30 days after notice from Tenant specifying Landlord's default (except that if such default cannot reasonably be cured within such 30 day period, this period shall be extended for such additional time as is reasonably necessary to cure such default, provided that Landlord commences to cure such default within the 30 day period and proceeds diligently thereafter to effect such cure), Tenant may, without prejudice to any of its other rights under this lease, cure such default for the account of Landlord and any reasonable amount paid by Tenant in so doing shall be reimbursed by Landlord to Tenant within 30 days of its receipt of an invoice therefor and if not so reimbursed within such 30 day period and for an additional 10 days following Landlord's receipt of a second written notice from Tenant, may be deducted by Tenant from the next or any succeeding installment of the Minimum Rent due hereunder; provided, however, in no event shall Tenant be entitled to deduct more than 10% of any one monthly installment of Minimum Rent unless Landlord's default consists of the failure to pay the Allowance in which event Tenant may deduct the amount of the Allowance, together with interest thereon, from the next or any succeeding installment of the Minimum Rent due hereunder without such 10% limitation. Tenant may correct such default prior to the expiration of the 30 day period upon giving notice to Landlord that the curing of such default prior to the expiration of such period is reasonably necessary to avoid imminent damage to the Premises or imminent harm to persons."

         57. Additional Provisions Relating to Representations of Landlord. A new Section 24.1 is added to the lease as follows:

             "24.1 Representations of Landlord. Landlord represents to Tenant and agrees that Landlord is a partnership, duly formed and in good standing, and has full partnership power and authority to enter into this lease and has taken all partnership action necessary to carry out the transaction contemplated herein, so that when executed, this lease constitutes a valid and binding obligation enforceable in accordance with its terms."

         58. Additional Provisions Relating to Liability of Landlord. Section 25 of the lease is amended as follows:

             (a) on the seventh (7th) line after "accrue", by adding "provided such successor assumes Landlord's obligations under this lease after the date of transfer of title".

             (b) on the tenth (10th) line after "Property", by adding ", rents, issues, profits, insurance and sales proceeds".

             (c) on the twelfth (12th) line after "landlord", by adding "except for continuing such act or omission after the date such mortgagee succeeds to the interest of Landlord".

             (d) on the twelfth (12th) 2th and thirteenth (13th) lines, by deleting subsection (c).

             (e) by adding at the end thereof "unless such payment is actually received by such mortgagee or ground lessor".

         59. Additional Provisions Relating to Interpretation; Definitions.

             (a) Subsection 26(d) of the lease is amended on the second (2nd) line, by deleting "15% per annum" and substituting therefor "4% above the prime interest rate set forth from time to time in The Wall Street Journal or successor publication".

             (b) Subsection 26(h) of the lease is deleted in its entirety.

         60. Additional Provisions Relating to Notices. Section 27 of the lease is amended as follows:

             (a) on the third (3rd) line before "notice", by adding "written".

             (b) on the fourth (4th) line after "designated", by adding "in writing".

         61. Additional Provisions Relating to Security Deposit. Section 28 of the lease is amended as follows:

             (a) on the fourth (4th) line before "Landlord", by adding: "Upon the occurrence of an event of default,".

             (b) on the next to last line after "Tenant", by adding "within 45 days after".

         62. Additional Provisions Relating to Building Rules (Exhibit "C").

             (a) Paragraph 4 of the Building Rules is amended by deleting the second (2nd) sentence thereof in its entirety.

             (b) Paragraph 5 of the Building Rules is deleted in its entirety.

             (c) Paragraph 6 of the Building Rules is deleted in its entirety.

             (d) Paragraph 7 of the Building Rules is amended on the first
(1st) line after "doors", by adding "without providing duplicate keys or passes therefor to Landlord within 24 hours thereafter".

             (e) Paragraph 8 of the Building Rules is amended by adding at the beginning thereof "Except in the ordinary course of its business,".

             (f) Paragraph 9 of the Building Rules is deleted in its entirety and the following is substituted thereof:

                 "All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same."

             (g) Paragraph 12 of the Building Rules is deleted in its entirety and the following is substituted therefor:

                 "Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purposes. All vehicles entering or parking in the parking areas 'shall do so at owner's sole risk, and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequences."

             (h) Paragraph 15 of the Building Rules is deleted in its entirety.

             (i) Paragraph 17 of the Building Rules is amended on the second
(2nd) line before "judgment", by adding "good faith".

         63. Waiver of Landlord's Lien. As to any third party lender ("Lender") having a security interest in any removable fixtures, inventory, equipment and other personal property installed by Tenant in the Premises ("Collateral"), Landlord hereby waives Landlord's statutory lien in the Collateral, subject to the express covenant that such Lender:

             (a) indemnify, defend and hold Landlord harmless from any claims, expenses, damages, liabilities and expenses in connection with bodily injury (including death) or property damage occasioned by Lender's entry on the Premises and/or removal of the Collateral;

             (b) reimburse Landlord for the costs of repair for any damage done to the Premises as a result of Lender's entry and/or removal; and

             (c) remove the Collateral from the Premises within thirty (30) days following receipt of notice from Landlord that Tenant has vacated the Premises and either Tenant has been dispossessed from the Premises or the Term has expired; provided, however that if Lender elects not to remove the Collateral within such thirty (30) day period, the Collateral shall be deemed abandoned by Lender, Lender's security interest in the Collateral shall be of no further force or effect and Lender shall, at Landlord's request, execute and deliver to Landlord a termination of security interest with respect to the Collateral.

         64. Force Majeure. Neither party shall be responsible to the other for any losses resulting from the failure to perform any terms or provisions of this lease not involving the payment of money if the party's failure to perform is attributable to war, riot, Acts of God or the elements or any other unavoidable act not within the control of the party whose performance is interfered with and which by reasonable diligence such party is unable to prevent ("Force Majeure").

         65. Parking.

             (a) Landlord shall provide 162 exclusive parking spaces for use by Tenant for the Term of the lease. The Property presently contains 114 parking spaces. Landlord shall, at its sole cost and expense, promptly apply for and diligently seek to obtain required approvals and permits from Horsham Township (the "Township") for implementation of the proposed parking plan attached hereto as Exhibit "J-1" (the "Proposed Parking Plan"), including a Connector (as hereinafter defined) between the Property and 104 Rock Road.

             (b) In the event the Proposed Parking is approved by the Township, Landlord will provide for Tenant 129 parking spaces on the Property and off-site parking (the "Off-Site Parking") for 25 cars at 104 Rock Road in the location shown on the Proposed Parking Plan and 8 cars at 101 Rock Road in the location shown on the Proposed Parking Plan. 101 Rock Road and 104 Rock Road are hereinafter referred to collectively as the "Off-Site Parking Properties".

             (c) In the event the Proposed Parking Plan is not approved by the Township, Landlord will provide not fewer than 114 parking spaces on the Property and the balance of the parking spaces at the Off-Site Parking Properties in the locations shown on the alternate parking plan attached hereto as Exhibit "J-2" (the "Alternate Parking Plan"); provided that, at Landlord's election, all of the off-site spaces may be moved to either or both of the Off-Site Parking Properties in the locations shown on the Alternate Parking Plan. In the event the Alternate Parking Plan is implemented, Landlord shall apply for and use diligent efforts to seek to obtain approval by the Township of driveways connecting the parking lot of the Property with the parking lots of the Off-Site Parking Properties (the "Connectors"). If such approval is obtained, Landlord shall construct the Connectors.

             (d) In the event Tenant, in its good faith judgment, determines that other tenants of either of the Off-Site Parking Properties unreasonably interfere with Tenant's exclusive parking spaces thereon, Tenant shall notify Landlord thereof in writing and provide specific examples thereof and if Landlord is unable to cure such interference within a reasonable period of time, Landlord shall, at Landlord's sole cost and expense, mark Tenant's exclusive spaces, by signage or painting, as reserved for Tenant. Except as aforesaid, Landlord shall have no obligation to police or enforce the use of Tenant's exclusive spaces.

             (e) In the event (i) the Proposed Parking Plan is not approved by the Township on or before the later of (A) thirty (30) months after the Commencement Date or (B) six (6) months after the date Tenant, in good faith, notifies Landlord in writing that the number of employees then working at the Premises is such that parking spaces in excess of those available on the Property are required in order for Tenant to reasonably conduct business at the Premises, and (ii) the parking lot of the Property is not then connected by Connectors to all of the Off-Site Properties on which parking spaces for Tenant's use are then located, Minimurn Annual Rent for the remainder of the initial Term shall be reduced by the percentage determined by multiplying ..00125 by the number of Off-Site Parking Spaces in excess of eight (8) in lots which are not connected to the parking lot of the Property by a Connector. For example, if there are 48 Off-Site Parking Spaces on the Off-Site Properties which are not connected by Connectors, the percentage reduction of Minimum Annual Rent for the remainder of the initial Term would be 5% (48 spaces minus 8 spaces = 40 spaces multiplied by .00125 = 5%). As a further example, if there are 48 Off-Site Parking Spaces of which 24 are in a lot connected to the Property by a Connector, the percentage reduction in Minimum Annual Rent for the remainder of the initial Term would be 2% (24 spaces minus 8 spaces = 16 spaces multiplied by .00125 = 2%). If Tenant is entitled to a reduction in Minimum Annual Rent hereunder, the parties shall promptly execute an amendment to this lease effectuating same.

         66. Tenant's Rights to Terminate Lease.

             (a) Tenant shall have the right to terminate this lease by written notice delivered to Landlord on or before the date which is thirty (30) days after execution of this lease in the event either of the following conditions is not satisfied:

                 (i) Tenant shall not have received a zoning and use permit (the "Zoning and Use Permit") from the Township confirming that Tenant may utilize the Premises for the Use set forth in Section I (f) of the lease. Tenant represents and warrants to Landlord that it has filed with the Township a written and complete application for the Zoning and Use Permit and will seek to obtain same diligently and in good faith within the thirty (30) day contingency period.

                 (ii) Tenant shall not have received a building permit (the "Building Permit") from the Township for the work to be performed by Tenant pursuant to the Plans and Specifications solely as a result of (i) the Township not having approved Landlord's stormwater management plan for the Pennsylvania Business Campus, or (ii) the number of parking spaces on the Premises failing to meet requirements of the Township zoning ordinance. Tenant represents and warrants to Landlord that (A) it has obtained written approval of the Plans from the Pennsylvania Department of Labor and Industry and filed with the Township a written and complete application for the Building Permit, except for stamped Plans which it covenants will be filed with the Township on or before February 22, 2002. Tenant further covenants that it will seek to obtain the Building Permit diligently and in good faith within the thirty (30) day contingency period.

             (b) In the event Tenant does not deliver written notice of termination of this lease to Landlord within such thirty (30) day period, Tenant shall be deemed to have waived its rights to terminate this lease under this
Section 66 and this Section 66 shall be null and void and of no further force or effect.

             (c) Landlord shall have no obligation to agree to extend the thirty
(30) day contingency periods set forth herein.